EXHIBIT 10.8

                                 AMENDMENT
                             FEBRUARY 22, 1994
                                     TO
                          STOCK COMPENSATION PLAN
                                    FOR
                           NON-EMPLOYEE DIRECTORS
                                     OF
                           UNION CAMP CORPORATION



                           Appendix Number Three


     Immediately after the 1994 Annual Meeting of the Stockholders of the Corporation each member of the Board of Directors of the Corporation who is not an employee of the Corporation shall recieve under the Plan whole shares of Common Stock of the Corporation having a fair market value of approximately $9,000.